UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 23,  2019

LAKE SHORE BANCORP, inc.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LSBK	The Nasdaq Stock Market LLC

Item 2.02Results of Operations and Financial Condition.

Lake Shore Bancorp, Inc. (the “Company”) issued a press release on October 23, 2019 disclosing its results of operations and financial condition for the third quarter of 2019.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 8.01Other Events.

On October 23, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.12 per share on its outstanding common stock. The dividend is payable on November 21, 2019 to shareholders of record as of November 7,  2019.

Lake Shore, MHC (the “MHC”), which holds 3,636,875, or 61.2%, of the Company’s total outstanding stock as of October 23, 2019,  has elected to waive receipt of the dividend on its shares.

As the Company has previously disclosed, the MHC received the approval of its members (depositors of Lake Shore Savings Bank) and the non-objection of the Federal Reserve Bank of Philadelphia to waive the MHC’s receipt of cash dividends on its common stock up to $0.48 per share during the 12 month period ending February 6,  2020.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01Financial Statements and Exhibits.

(d)   Exhibits

99.1  Press release of Lake Shore Bancorp, Inc. dated October 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, inc.
By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer and Treasurer

Date: October 23, 2019